SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 29, 2004

SCHLUMBERGER N.V.

(SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 57th Floor
New York, New York	10022-4624

42, rue Saint-Dominique
Paris, France	75007

Parkstraat 83,
The Hague,
The Netherlands	2514 JG
(Address of principal executive offices)	(Zip or Postal Codes)

Registrant’s telephone number in the United States, including area code: (212) 350-9400

Item 5.	Other Events.

On January 29, 2004, Schlumberger Limited completed the sale of the majority of its SchlumbergerSema businesses to Atos Origin. The consideration for the transaction consisted of EUR 400 million in cash and 19.3 million shares of Atos capital stock, representing approximately 29% of the common shares outstanding of Atos Origin. As previously announced, Schlumberger expects to reduce its ownership in Atos Origin to 19%.

Schlumberger is retaining the strategic activities of IT services for the oil and gas industry and the operations that provide connectivity with the upstream oil and gas business. Additionally, it is retaining specific SchlumbergerSema businesses, which are in the process of divestiture, including Business Continuity, Infodata, and Telecom Software Products.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

Date: January 29, 2004	By:	/s/ Frank A. Sorgie

Frank A. Sorgie Chief Accounting Officer